Exhibit 6.2

Certain portions of this exhibit (indicated by “[*****]”) have been omitted pursuant to the Instruction to Item 17 of Form 1-A because such information is both not material and is the type that the Company treats as private and confidential.

NON-SOURCE ENTITIES

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (“Agreement” or “Asset Purchase Agreement”), dated as of November 5, 2023 (“Effective Date”), is made by and between Coda Songs LLC, a Delaware Limited Liability Company (“Seller”) and Jukebox Co., a Delaware Corporation (“JKBX”), and each Purchaser (as hereinafter defined) as set forth on a Purchase Schedule (as hereinafter defined). Seller, JKBX, and each Purchaser may be referred to throughout this Agreement collectively as the “Parties”, or individually as a “Party”.

R E C I T A L S:

WHEREAS, Seller owns and/or controls certain rights, title and interests in Compositions and Recordings by Artists and other assets and intellectual property related thereto in the Catalog; and

WHEREAS, JKBX acting in reliance on Purchaser’s ability to purchase Income Interests from Seller, shall customize its music royalty platform, build out products and services, launch product and marketing campaigns, and Purchaser shall take actions to commercialize the Royalty Rights and corresponding Royalty Shares; and

WHEREAS, Seller wishes to sell to Purchaser, and Purchaser wishes to purchase from Seller, certain Income Interests, upon the terms and subject to the conditions set forth in this Agreement and on all subsequent Purchase Schedules (as hereinafter defined) executed by the Parties in each instance and subsequently attached hereto in respect of each Asset Purchase (as hereinafter defined) by and between the Parties hereunder.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein, the Parties agree as follows:

1.    DEFINITIONS. The following defined terms shall have the meanings ascribed to them in this Section 1 for all purposes of this Agreement:

“Artists” means various musicians, songwriters and/or recording artists of the Recordings and/or Compositions (as applicable) in which Seller owns and controls certain rights, title, and interests.

“Artist Materials” means the names, approved likenesses, and approved biographical material of the applicable Artists related to the Music Assets.

“Asset Purchase” means each Purchase Schedule transaction.

“Asset Purchase Date” means the date Purchaser provides the Royalty Right Price payment to Seller pursuant to an applicable Purchase Schedule.

“Catalog” means the Compositions and Recordings by Artist(s) and other related material in which Seller owns and/or controls certain rights, title, and interest.

“Catalog Information” means all information and data regarding and/or related to Seller’s Catalog, including without limitation the information set forth on Exhibit A and the corresponding Schedule One.

“Compositions” means musical compositions in which Seller owns and controls certain rights, title and interests.

“Federal Claim” a legal claim that Purchaser and/or JKBX is in violation of U.S. Federal law directly arising out of the sale and listing of Royalty Shares.

“Income Interests” means Seller’s worldwide contractual right, title, interest, and control in and to the Royalties payable or becoming payable in respect of the Catalog.

“Indemnified Parties” means JKBX, each Purchaser, and either of its affiliates, employees, officers, directors, agents, members, designees, licensees, successors and assigns.

“JKBX Platform” means the web-based platform located at https://www.jkbx.com, owned and operated by Jukebox Technology LLC, a Delaware limited liability company and wholly owned subsidiary of JKBX.

“Music Assets” means, with respect to each Asset Purchase, those certain Compositions and/or Recordings (as applicable) set forth on the applicable Purchase Schedule, attached hereto and incorporated herein by this reference, each of which such Purchase Schedules may be updated from time-to-time upon mutual agreement of the Parties hereto, as further set forth in Section 2.

“Purchase Schedule” means each purchase schedule executed between the Parties from time to time pursuant to which Seller sells to Purchaser (or its assignee), and Purchaser (or its assignee) purchases from Seller, certain Royalty Rights from the Music Assets, substantially in the form of Exhibit A with such modifications as agreed by the Parties thereto.

“Purchase Schedule Term” means a period of three (3) years commencing as of the date of full execution of the applicable Purchase Schedule as set forth thereon.

“Purchaser” means, as to each Asset Purchase, the purchaser identified on the Purchase Schedule to acquire such particular corresponding Royalty Rights.

“Recordings” means sound recordings in which Seller owns and controls certain rights, title, and interests.

“Royalties” means all monies, fees, royalties, revenues, amounts, and sums of any kind or description payable or becoming payable to Seller by any individual or entity anywhere in the universe in respect of the use or exploitation of a certain Music Asset net of Third-Party Music Company service fees.

“Royalty Rights” means Seller’s worldwide contractual right, title, interest, and control in and to the applicable Shares of Royalties payable or becoming payable in respect of the corresponding Music Assets, as set forth on the applicable Purchase Schedules of this Agreement.

“Royalty Right Price(s)” means the purchase price of each Royalty Right set forth on an applicable Purchase Schedules of this Agreement.

“Royalty Shares” means the fractionalized Royalty Rights embodied in the Music Assets as set forth on the applicable Purchase Schedules of this Agreement.

“Satisfactory Bond” means an indemnity or surety bond in a form and amount and with a company acceptable to Purchaser and/or Purchaser’s designee(s) or licensee(s), as applicable, in the sole good faith discretion of Purchaser and/or Purchaser’s designee(s) or licensee(s), as applicable.

“Seller Indemnified Parties” means Seller and its affiliates, employees, officers, directors, agents, members, designees, licensees, successors and assigns.

“Share(s)” means, with respect to each Asset Purchase, the percentage share specified on each Purchase Schedule of the Royalties payable in respect of the Royalty Rights embodied in the specified Music Assets that Purchaser is acquiring from Seller hereunder as set forth on each such Purchase Schedule that Purchaser.

“Term” means a period of eighteen (18) months from the Effective Date.

“Territory” means the universe.

“Third-Party Music Company” means any music company, including without limitation, a publisher, administrator, record label, and distributor, that Seller has an agreement with now or in the future to provide music services such as administration, exploitation, collection, and payment services in connection with the Music Assets and Royalties.

2.    SALE AND PURCHASE PROCESS. The Parties hereby acknowledge and agree that, on an ongoing basis following the Effective Date, the Parties intend to enter into multiple Asset Purchase transactions. Seller agrees (a) to make Income Interests embodied in the entire Catalog available for purchase by Purchaser during the Term; (b) to make the Royalty Rights set forth on each Purchase Schedule (a form of which is attached hereto as Exhibit A and deemed integrated herein) available for purchase at the option of the applicable Purchaser during the applicable Purchaser Schedule Term, and (c) in connection with each Purchase Schedule, to execute and deliver an Assignment of Income Interest in substantially the form attached hereto as Exhibit B and a Bill of Sale in substantially the form attached hereto as Exhibit D. The specific terms and conditions of each Asset Purchase shall be negotiated in good faith and mutually agreed upon by the Parties in writing and set forth in a Purchase Schedule. Purchaser may exercise the option to purchase all of or any portion of the Royalty Rights at any time and from time to time during the applicable Purchase Schedule Term (notwithstanding that the Term may have lapsed). Due payments of the Royalty Right Price are provided to Seller on the last date of the applicable purchase period (calendar quarters) contemporaneously with the sale and delivery of the Royalty Right to Purchaser, unless otherwise specified in the Purchase Schedule. Except as may be set forth on the applicable Purchase Schedule, Asset Purchases shall be subject to the terms and conditions set forth in this Agreement.

3.    PURCHASE PRICE AND INITIAL PURCHASE. In consideration of the sale and delivery of the Royalty Rights to Purchaser, the warranties and representations of Seller in this Agreement, and Seller’s performance of all obligations hereunder, in connection with each Asset Purchase, Purchaser shall pay to Seller the applicable Royalty Rights Price specified on the applicable Purchase Schedule for the corresponding Music Asset set forth thereon. The Royalty Right Price for each Music Asset shall be negotiated in good faith and mutually agreed upon in writing by the Parties hereto as further detailed hereinbelow.

4.    PURCHASER OBLIGATIONS. In consideration of Seller’s commitment to make Income Interests available for purchase by Purchaser, JKBX is solely responsible, at its cost and expense, for developing the technical platform, products, services, fractionalization and commercialization of the technical platform, and corresponding marketing and related activities, and any all other go to market product, marketing and marketing related activities in connection with the technical platform; and Purchaser is solely responsible, at its cost and expense, for the securitization of Royalty Rights and corresponding Royalty Shares, marketing and related activities, and any and all other go to market product, marketing and related activities in connection with Purchaser’s sale and exploitation of such Royalty Rights and corresponding Royalty Shares in its sole discretion.

5.    GRANT OF RIGHTS. Without limiting the generality of the foregoing, with respect to the Royalty Rights acquired in connection with all Asset Purchases hereunder, the applicable Purchaser and any person or entity authorized by such Purchaser shall have the exclusive, worldwide, perpetual right to use, exploit, sell, transfer, assign, or otherwise dispose of the Royalty Rights in all methods, manner, and media, now known or hereafter developed, throughout the Territory under all applicable laws, treaties, and regulations, now known or hereafter enacted, for any purpose, as determined by such Purchaser in its sole discretion.

5.1    In connection with each Asset Purchase, Seller hereby irrevocably and perpetually sells, assigns, and transfers to the applicable Purchaser a certain mutually agreed Income Interest of Seller’s as set forth on the applicable Purchase Schedule. For clarity, with respect to all Asset Purchases, Seller is selling one hundred percent (100%) of Seller’s rights in and to only the specific Shares of the Royalties of each Music Asset set forth on each Purchase Schedule. For the avoidance of doubt, the Parties hereby acknowledge and agree that the Royalty Rights acquired by Purchasers hereunder do not include any copyrights or administration and/or distribution rights in and to the Music Assets, and Purchasers are only acquiring a passive income interest in the Royalties payable or becoming payable in respect of the Music Assets.

5.2    As of the Asset Purchase Date pursuant to an applicable Purchase Schedule, the applicable Purchaser shall have: (a) the unrestricted right to collect, receive, and retain one hundred percent (100%) of the Royalties in connection with the specific Shares of the Royalties of each Music Asset which are payable to Seller on or after each such effective date, regardless of when earned, and the right to exercise or cause Seller to exercise all audit rights of Seller pursuant to any publishing, administration, distribution, recording, PRO agreements or any agreements or Third Party Music Company agreement relating to the exploitation or use of the applicable Music Assets in which the Income Interests are embodied (and disclose the findings of any such audit and deliver to Purchaser any Royalties due to Purchaser determined by such audit); (b) the right to all Royalties held in third party accounts that would otherwise be payable to Seller on or after such each effective date due to unidentified payees, royalties on legal hold, and other accounts directly relating to the applicable Music Assets in which the Royalty Rights are embodied; and (c) the right to all of Seller’s rights under warranties, indemnities, and all similar rights against third parties to the extent related to any of the Royalty Rights.

5.3    Seller shall execute and deliver the letter of direction attached hereto as Exhibit C that irrevocably directs and authorizes all Third-Party Music Companies to pay the Royalties embodied in the Royalty Rights directly to the applicable Purchaser from and after the effective date of each Asset Purchase. All Royalties payable to Purchaser shall be paid on the same accounting schedule and in the same manner that Royalties are otherwise paid by the applicable Third-Party Music Company. In the event Seller directly receives any Royalties embodied in the Royalty Rights after each effective date, to which Purchaser is entitled to collect, Seller shall immediately pay one hundred percent (100%) of such received monies to Purchaser without deduction.

5.4    The Parties hereby acknowledge and agree that Purchaser shall have access to all Income Interests contained in Seller’s Catalog, and the selection of the Income Interests to be acquired by Purchaser in connection with each Asset Purchase shall be determined by Purchaser in its sole discretion, subject only to the good faith negotiation and mutual agreement by the Parties of the Royalty Right Price for each such Royalty Right in accordance with the terms and conditions set forth in Section 2 above. Further, Seller agrees that, during the Term and any Purchase Schedule Term, Seller shall share, provide and otherwise make available to JKBX Purchaser any and all Catalog Information, including, without limitation, any such Catalog Information requested by JKBX or Purchaser at any time.

5.5    Seller acknowledges and agrees that Seller’s irrevocable assignment to Purchaser of the Royalty Rights in connection with each Asset Purchase hereunder is and shall be binding upon all of Seller’s successors, beneficiaries, heirs and assigns.

5.6    Seller hereby acknowledges and agrees that for the Term of the Agreement, Seller shall not enter into a term sheet, sell, or negotiate to sell, assign, or otherwise transfer any of Seller’s rights, title and/or interest in and to the Catalog including without limitation, any Income Interests, Music Assets, and/or Royalties payable in respect thereof, to any third-party music NFT or music royalty tokenization, securitization, or fractionalization platforms, companies, or entities for the specific purpose of offering Royalties (or portions thereof) via music tokenization, securitization, or fractionalization (or the use of such companies for the specific purpose of offering, either directly by Seller or indirectly by the company, such Royalties (or portions thereof) via tokenization, securitization, or fractionalization).

5.7    The Parties acknowledge and agree that Purchaser shall in no way assume or be deemed responsible for any liabilities, debts, and/or obligations of any nature, known or unknown of Seller, of any kind or nature, of the Music Assets, including, without limitation, any payment obligations incurred by Seller or on Seller’s behalf in connection with the Royalty Rights, or under any agreements entered by Seller or on Seller’s behalf concerning the Income Interests (the “Excluded Liabilities”). All such Excluded Liabilities will be retained and remain obligations of the Seller.

6.    MEDIA OBLIGATIONS.

6.1    JKBX/Purchaser. To promote and market the Royalty Rights, Royalty Shares, and underlying Music Assets, JKBX and/or Purchasers shall:

(a)    draft and issue a press release in respect of this Agreement and/or the transactions contemplated herein, subject to Seller’s prior written approval of the content contained therein (which consent shall not be unreasonably withheld, conditioned, or delayed); and

(b)    create and execute a marketing plan that promotes, markets, exploits, and advertises JKBX, the Purchasers, the Royalty Rights, and the Royalty Shares, subject to Seller’s prior written approval of the content contained therein (which consent shall not be unreasonably withheld or delayed). Without limiting this Section 6.1(b), to the extent Seller owns or controls the right to any Artist Materials, Seller hereby grants to JKBX and Purchaser the perpetual, non-exclusive, royalty-free, worldwide right to use the Artist Materials delivered by Seller to JKBX or Purchaser, at JKBX or Purchaser’s reasonable request, solely in connection with the marketing, promotion, and exploitation of the Royalty Rights, the Royalty Shares, the Platform, and/or the JKBX products. If JKBX or Purchaser is required to obtain Artist’s prior written consent to use the Artist Materials for the purposes set forth in the previous sentence, Seller shall secure such Artist consent for JKBX and Purchaser in connection with no less than ten (10) medium and/or large Artists associated with the Royalty Rights and shall promptly deliver to JKBX and Purchaser the relevant Artist Materials. For the purposes of this paragraph, (a) a “medium Artist” shall mean those Artists with between 10 million and 30 million monthly active users (“MAU”) on Spotify; and (b) a “large Artist” shall mean those Artists with more than 30 million MAU on Spotify.

(c)    In connection with the approval requirements set forth in Sections 6.1(a) and 6.1(b), if approval (or rejection) is not delivered by Seller to JKBX or Purchaser within seven (7) days following JKBX or Purchaser’s delivery of such approval request, the content shall be deemed approved by Seller.

6.2    Seller. If Seller wishes to draft and issue a press release and/or a marketing plan to promote and market the Royalty Rights, Royalty Shares, and underlying Music Assets contemplated by this Agreement, Seller must obtain JKBX and Purchaser’s prior written approval of the content contained therein (which consent shall not be unreasonably withheld, conditioned, or delayed) in each instance. In connection with the approval requirements set forth in this Section 6.2, if approval (or rejection) is not delivered by JKBX and Purchaser to Seller within seven (7) days following Seller’s delivery of such approval request, the content shall be deemed approved by JKBX and Purchaser.

7.    TAXES. Each Party is responsible for all applicable taxes.

8.    REPRESENTATIONS AND WARRANTIES.

8.1    Seller warrants and represents on the Effective Date, the date of each Purchase Schedule, the closing date of each Asset Purchase, and the Asset Purchase Date that:

(a)    Seller has the right, power, legal capacity, and authority to (i) own the Royalty Rights, (ii) sell, assign, and transfer the Royalty Rights as provided in the Asset Purchases, and (iii) enter into and to fully perform this Agreement and each Purchase Schedule. Seller is not a party to or aware of any arrangement, understanding or agreement that would conflict with the rights granted to JKBX or any Purchaser hereunder;

(b)    Seller has secured the right or a purchase option right to good and marketable title to the Royalty Rights, and no interest therein has been assigned, pledged or otherwise transferred or encumbered, nor has any security interest, lien, mortgage, or other encumbrance been granted therein, to secure indebtedness or otherwise;

(c)    to Seller’s knowledge, and subject to Seller’s exercising a purchase option right, no other person or entity has or may validly claim any right, title, or interest in or to the Royalty Rights which is inconsistent with the absolute and perpetual ownership and control of the Royalty Rights by Seller, subject to applicable law;

(d)    Seller has not heretofore done or permitted to be done, and will not knowingly hereafter do or permit to be done, any act or thing to diminish the value of the Royalty Rights and/or which is or may be inconsistent with Seller’s sole and exclusive ownership of the Royalty Rights which may impair, curtail, or in any way derogate from any rights granted to Purchaser pursuant to this Agreement;

(e)    to Seller’s knowledge, the applicable Share of Royalties in each Music Asset acquired by Purchaser hereunder shall not be subject to any reduction whatsoever by virtue of any lien, tax, or other encumbrance, any third-party claim, any existing state, federal or international law, or otherwise;

(f)    to Seller’s knowledge, each of the Music Assets is original and does not violate or infringe upon any other works or any rights of any person or entity, and the use or exercise by Purchaser or its licensees, successors or assigns of any of the rights, privileges and properties in connection with the Royalty Rights will not violate or infringe upon any common law, statutory or any other rights of any third party, including, without limitation, contractual rights, copyright, trademark, or right of publicity;

(g)    Seller is not required to provide any notice to, obtain any consent, approval or authorization of, or make any designation, declaration or filing with any governmental authority or any other entity with respect to Seller’s execution and delivery of this Agreement or the consummation of the transactions contemplated hereunder;

(h)    to Seller’s knowledge, there are no claims, actions, causes of actions, demands, lawsuits, arbitrations, audits, suspensions, summons, subpoenas, or investigations of any nature, kind or description, active or pending, or to the best of Seller’s knowledge, threatened or anticipated with respect to the Royalty Rights;

(i)    Purchaser shall not be required to make any payments of any nature for, or in connection with, the acquisition or exploitation of the Royalty Rights except as expressly set forth in this Agreement;

(j)    Seller is not in violation of any laws applicable to its business or by which Seller or the Royalty Rights are bound, and none of the transfers contemplated by this Agreement, whether being made concurrently with the execution hereof or subsequent hereto, constitutes or shall constitute a fraudulent transfer or preference within the meaning of the Federal Bankruptcy Act;

(k)    Seller has paid all taxes that are owing and payable, and there are no liens on any of the Royalty Rights arising in connection with any failure (or alleged failure) by Seller to pay any tax, and Seller will satisfy all tax obligations which arise from or in connection with this Agreement;

(l) if at any time after the Effective Date, any further action is necessary to carry out the purposes of this Agreement, Seller will take such further action at Seller’s cost and expense. Further, Seller will execute, acknowledge, and deliver to JKBX or any Purchaser such further instruments and documents which are reasonably necessary to carry out the terms and purposes of this Agreement (including, without limitation, payment and notice letters of direction), and will otherwise cooperate with JKBX or Purchasers as the Purchaser may deem reasonably necessary at the time, for the purpose of establishing or evidencing the rights granted to Purchasers hereunder, and Seller hereby irrevocably appoints Purchaser as Seller’s attorney-in-fact solely for the purpose of executing such instruments and documents in Seller’s name;

(m) Seller is not insolvent within the meaning of any applicable federal or state bankruptcy laws and no threatened petition of any bankruptcy, insolvency or similar proceeding has been filed by or against Seller;

(n) as of each Asset Purchase Date, to Seller’s knowledge, there are no outstanding advances or unrecouped monies paid to Seller that are recoupable from Royalties embodied in the Music Assets, and Seller agrees that Seller shall not, at any time after each such effective date, take or receive any advances or any monies that are recoupable from the Royalties embodied in the Music Assets. Seller agrees to promptly notify Purchaser if Seller becomes aware of any outstanding advances or unrecouped monies paid to Seller that are recoupable from the Royalties embodied in the Music Assets;

(o) as of each Asset Purchase Date, to Seller’s knowledge, there are no outstanding legal holds on the Royalties embodied in the Music Assets by any entity or person. Seller will immediately notify Purchaser if at any time after each effective date a legal hold on any of the Royalties embodied in the Music Assets is instated by an entity or person. In such event, Seller shall use best efforts to cause the withholding entity or person to continue to pay through all other Royalties embodied in the Music Assets that are not embodied in the specific Music Asset that is subject to the dispute that triggered such legal hold. Seller agrees to promptly notify Purchaser if Seller becomes aware that a Third-Party Music Company is exercising a right of offset or other legal holds on the Royalties embodied in the Music Assets;

(p) Seller shall use reasonable commercial efforts to ensure that all Third-Party Music Companies continuously pay Royalties and shall continue to exploit the Music Assets in accordance with customary industry practice. If Seller or the Third Party Music Company desire to remove a Music Asset or Music Assets from a Third Party Music Company agreement and/or terminate an agreement with a Third Party Music Company, Seller shall immediately send notice to JKBX and the applicable Purchaser and Seller shall use best commercial efforts to enter into an agreement with a new Third Party Music Company for the removed Music Asset or Music Assets and submit a new letter of direction attached hereto as Exhibit C to such new Third Party Music Company;

(q) if applicable, in connection with the Compositions embodied in the Music Assets, if any, Seller will remain a member of its current performing rights organization(s) (“PRO”) (i.e., ASCAP/BMI/SESAC) in connection with the Music Assets. If Seller wishes to join a different PRO, Seller will immediately notify Purchaser to seek Purchaser’s prior written consent and will cooperate with Purchaser to effectuate the new PRO’s rights;

(r) the data listed in the Purchase Schedule and in the Catalog Information, including, without limitation, Seller’s total Income Interest in the Royalties of a Music Asset, the Royalty Rights, and the Music Assets, are true, complete, and accurate; and

(s) if you provide Artist Materials hereunder in accordance with Section 6.1(b), such Artist Materials do not infringe on the rights of any third party (including, without limitation, copyright, trademark, or right of publicity) and no use of such Artist Materials by JKBX (or its designees or licensees) or Purchaser for any purpose will violate any law or infringe any rights of others.

8.2    Each Purchaser hereby represents and warrants to Seller that: (a) such Purchaser has the full right, power and authority to enter into this Agreement; and (b) such Purchaser’s subsequent sale or other disposition of the Royalty Rights shall comply with all applicable laws, rules and regulations.

9.    INDEMNITY.

9.1    Seller will at all times indemnify and hold the Indemnified Parties harmless from and against any and all claims, damages, liabilities, costs and expenses, including legal expenses and reasonable counsel fees, arising out of or related to any breach by Seller of, or any third-party claim which is inconsistent with, any warranty, representation, or agreement made by Seller in this Agreement. Seller’s indemnity hereunder shall extend to all costs paid or incurred by any Indemnified Party (including, without limitation, attorneys’ fees) in connection with the good faith defense by such Indemnified Party of, or a response to, any claim, demand, or action which results in a judgment in a court of competent jurisdiction, or in a settlement made with Seller’s prior consent (which consent shall not be unreasonably withheld, conditioned or delayed). If, however, Seller fails to consent to a settlement that an Indemnified Party finds acceptable, Seller shall promptly thereafter post a Satisfactory Bond. If Seller fails to post a Satisfactory Bond, the Indemnified Party may settle such claim, demand, or action, and Seller’s indemnity hereunder shall apply with full force and effect. In addition, Seller shall reimburse the Indemnified Parties, on demand, for any payments made by Indemnified Parties at any time with respect to the actual amount of any claim.

9.2    Purchaser and/or JKBX, as the case may be depending on the Claim, will indemnify and hold Seller Indemnified Parties harmless from and against any and all claims, damages, liabilities, costs and expenses, including reasonable legal expenses and reasonable counsel fees, arising out of or related to the execution, delivery, and performance of this Agreement, including any breach by Purchaser and/or JKBX of this Agreement or including any Federal Claim (the foregoing, collectively, the “Indemnified Liabilities”, provided Seller (a) delivers prompt written notice to Purchaser and/or JKBX of such Indemnified Liability ; (b) gives Purchaser and/or JKBX sole control of the defense and settlement of such Indemnified Liability; and (c) provides assistance as needed to Purchaser and/or JKBX to defend against such Indemnified Liability. Notwithstanding the prior sentence, Purchaser and/or JKBX shall not be obligated to indemnify the Seller Indemnified Parties as set forth herein with respect to Indemnified Liabilities that arise from a public or private statement made by the Seller Indemnified Parties with respect to the Platform’s or JKBX’s or Purchaser’s products and services that is not in accordance with JKBX-approved materials or parameters and guidelines provided by Purchaser or JKBX to Seller, including statements made verbally, in writing, on posts on social media platforms, and/or in any other medium or channel or if such Indemnified Liabilities arise, solely or partially, from Seller’s actions or inactions. Purchaser and JKBX’s liability under this Section 9.2 shall not exceed the sums incurred pursuant to an adverse judgement of a court of competent jurisdiction or a settlement or compromise entered into with Purchaser and/or JKBX’s prior written consent and in no event shall exceed the aggregate amount of the combination of Royalty Rights Prices actually paid to Seller and Royalties actually received by Seller (and not otherwise distributed) up until the date Seller received notice of the applicable Indemnified Liability. Further notwithstanding anything to the contrary in this Agreement, in the event of any claim, breach or alleged breach of this Agreement by JKBX or any Purchaser, Seller acknowledges and agrees that Seller will have no right of rescission with respect to the sale of the Royalty Rights hereunder, no right to terminate this Agreement or to enjoin or restrain the possession, distribution, exploitation or other use of the Royalty Rights by Purchaser, and no claim of ownership or entitlement with respect to the Royalty Rights or any Royalties arising therefrom, and that Seller’s sole remedy will be a suit against Purchaser for monetary damages, which shall not in any event exceed the aggregate amount of the Royalty Rights Prices actually paid to Seller hereunder.

9.3    In addition to, and without limiting Section 9.1, the Parties acknowledge and agree that in the event Seller fails to perform any of its obligations under this Agreement, money damages alone will not be adequate to compensate JKBX or Purchasers. The Parties, therefore, acknowledge and agree that in the event that Seller fails to perform its obligations under this Agreement, JKBX and Purchasers shall be entitled, in addition to any action for monetary damages, to specific performance of the terms of this Agreement and of the covenants and obligations hereunder.

10.    AUDIT RIGHTS. Seller shall maintain books and records (or maintain the right to access such books and records maintained by a third party) relating to its payment obligations hereunder and shall preserve the same throughout the Term and for so long as Royalties are payable in connection with a Purchase Schedule. Purchaser will have the right, upon thirty (30) days prior written notice to Seller, to audit such books and records on its own or via a certified public accounting firm; provided that such books and records may only be examined (a) once per twelve (12) month period and each quarterly accounting period may only be examined once; (b) within three (3) years after the date a payment and corresponding accounting statement is received by Purchaser; and (c) at Seller’s principal place of business (or other mutually agreed to location) and during Seller’s normal business hours; provided that, in lieu of the foregoing and at Purchaser’s written request, Seller shall provide Purchaser (or Purchaser’s certified public accounting firm) digital copies of such books and records. Seller shall pay any underpayment revealed by an audit promptly following its conclusion. Purchaser shall pay the cost of any such audit; provided that if an audit reveals that for the period concerned Seller underpaid monies due Purchaser hereunder by five percent (5%) or more, Seller shall promptly pay such underpayment (together with the interest accrued) and reimburse Purchaser for all costs of the audit concerned.

11.    NOTICES. All notices shall be in writing and shall either be served by personal delivery, certified or registered mail (return receipt requested), by FedEx or other national overnight delivery service with verifiable delivery tracking, or by email (with a copy also sent by certified or registered mail, return receipt requested), all charges prepaid. Except as otherwise provided herein, such notices shall be deemed given when personally delivered, mailed or sent by FedEx or other overnight delivery service with verifiable delivery tracking or by email (when sent), all charges prepaid, except that notices of change of address shall be effective only after the actual receipt thereof. Notices to JKBX and Purchasers shall be sent to [*****], with a courtesy copy (which shall not constitute notice) to c/o DLA Piper LLP (US), 1251 Avenue of the Americas, New York, NY 10020, Attn: Adam Brenner, Esq. Email: [*****]. Notices to Seller shall be sent c/o [*****].

12.    MISCELLANEOUS.

12.1    In no event shall any Party or any of its or their employees, officers, and directors be liable for any direct, indirect, punitive, incidental, special, or consequential damages or any damages whatsoever arising out of or in any way connected with any of such Party’s breach or, or failure to perform under, this Agreement.

12.2    The initial Term and this Agreement shall renew for subsequent Terms automatically, unless either Party provides prior written notice of its intention to not renew six (6) months prior to the expiration of any then current Term. Notwithstanding the foregoing or anything to the contrary contained herein, any Purchase Schedules executed by the Parties during the Term of this Agreement and any provisions of this Agreement that relate to a Purchase Schedule Term shall survive for the applicable Purchase Schedule Term, notwithstanding any expiration or termination of the Term of this Agreement. For the avoidance of doubt, all rights, covenants and obligations of either Party contained in this Agreement with respect to the Royalty Rights set forth on a given Purchase Schedule shall survive the expiration or termination of this Agreement and shall remain in full force and effect for the duration of the applicable Purchase Schedule Term, including, without limitation, those rights, covenants and obligations set forth in Section 5 above. Notwithstanding the foregoing, and for the avoidance of doubt, Seller’s representations and warranties set forth in Section 8.1 above in connection to the Music Assets shall survive the expiration or termination of this Agreement indefinitely.

12.3    This Agreement, including all Purchase Schedules attached hereto, contains the entire understanding of the Parties hereto relating to its subject matter. This Agreement shall not be amended, change, or modified except by the prior written consent of each of the Parties and no change or modification of this Agreement will be binding unless it is made by an instrument signed by the Party to be charged. A waiver by either Party of any term or condition of this Agreement in any instance shall not be deemed or construed as a waiver of such term or condition or of any subsequent breach thereof. All remedies, rights, undertakings, and obligations contained in this Agreement shall be cumulative, and none shall be in limitation of any other remedy, right, undertaking, or obligation of either Party. This Agreement shall not become effective until executed by all proposed Parties hereto. This Agreement may be signed in any number of counterparts, each such counterpart being deemed to be an original instrument, but all of which shall constitute one document. Delivery of a signed counterpart of a signature page to this Agreement by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

12.4    JKBX and Purchasers may not assign their rights or obligations hereunder without Seller’s prior written consent, except that JKBX and Purchasers may assign, without Seller’s prior written consent, to (a) an entity wholly-owned and controlled by JKBX or Purchaser, (b) an entity whose senior executives are (except for personnel changes that occur in the ordinary course of business) the same as those currently installed at JKBX or Purchaser or 100% managed or controlled by JKBX or Purchaser, as the case may be, or (c) an affiliate or in connection with a merger, acquisition, corporate reorganization, or sale of all or substantially all of its assets. In no event may Seller encumber, sell, assign, license or transfer, in whole or in part, any of the contractual benefits or contractual obligations under this Agreement without the prior written consent of JKBX, and any such assignment or delegation shall be void ab initio. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the Parties and their respective successors and permitted assigns.

12.5    This Agreement is not intended to nor shall it create any rights, entitlements, claims or benefits enforceable by any person that is not a party to it. This Agreement shall be deemed to have been made in the State of Delaware and its validity, construction, performance, and breach shall be governed by the laws of the State of Delaware applicable to agreements made and to be wholly performed therein. Any and all disputes or controversies arising under this Agreement, or any of its terms, any effort by any Party to enforce, interpret, construe, rescind, terminate or annul this Agreement, or any provision thereof (including the determination of the scope or applicability of this Agreement to arbitrate), shall be determined by binding arbitration before a single arbitrator (who shall be a retired judge of a state or federal court with experience in the entertainment industry). Any process in any such arbitration, action or proceeding commenced may be served upon either Party, among other methods, by personally delivering or mailing the same, via registered or certified mail, addressed to the other Party, as applicable, at the address given in this Agreement. The arbitration shall be administered by the Judicial Arbitration and Mediation Services pursuant to its Comprehensive Arbitration Rules and Procedures then in effect (or other mutually agreeable alternative dispute resolution service) and shall be conducted in the state of Delaware. The arbitrator shall issue a written decision that includes the essential findings and conclusions upon which the decision is based, which shall be signed and dated. Subject to the foregoing sentence, THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO TRIAL BY JURY IN REGARD TO CLAIMS SUBJECT TO ARBITRATION HEREUNDER. The arbitrator’s ruling in the arbitration shall be final and binding and not subject to appeal or challenge. Judgment on any award may be entered in any court having competent jurisdiction. The Parties further agree that the arbitration proceedings, testimony, discovery and documents filed in the course of such proceedings, including the fact that the arbitration is being conducted, will be treated as confidential and will not be disclosed to any third party to such proceedings, except the arbitrator(s) and their staff, the Parties’ attorneys and their staff, and any experts retained by the Parties.

12.6    Further to Section 12.5, with respect to all persons and entities, the Parties agree that all claims must be brought in the Parties’ individual capacity, and not as a plaintiff or class member in any purported class action, collective action, private attorney general action, or other representative proceeding. This waiver applies to class arbitration, and, unless the Parties agree otherwise, the arbitrator may not consolidate more than one person’s claims. Seller agrees that, by entering into this Agreement, the Parties are each waiving the right to a trial by jury and to participate in a class action, collective action, private attorney general action, or other representative proceeding of any kind.

12.7    THIS AGREEMENT CONTAINS IMPORTANT LEGAL TERMS AND RIGHTS THAT AFFECT SELLER, AND JKBX HAS ADVISED SELLER TO SECURE INDEPENDENT LEGAL COUNSEL. SELLER HEREBY ACKNOWLEDGES THAT SELLER HAS SECURED OR HAS HAD THE OPPORTUNITY TO SECURE LEGAL COUNSEL TO REPRESENT SELLER IN CONNECTION WITH THIS AGREEMENT. SHOULD SELLER CHOOSE NOT TO SECURE INDEPENDENT COUNSEL, SELLER ACKNOWLEDGES THAT SELLER’S DECISION WILL HAVE BEEN MADE KNOWINGLY AND WILLFULLY.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date set forth above.

JUKEBOX CO.	CODA SONGS LLC

By: /s/ Scott Shipman	By: /s/ John Chapman
An Authorized Signatory	An Authorized Signatory

Name: Scott Shipman	Name: John Chapman
Email: [*****]	Email: [*****]
Date: 11/03/2023	Date: 11/03/2023

EXHIBIT A - TEMPLATE OF PURCHASE SCHEDULE

PURCHASE SCHEDULE

PURCHASE SCHEDULE #	DATED:

Royalty Rights

MUSIC ASSET TITLE	COPYRIGHT TYPE	ARTIST	INCOME INTEREST TYPE	% OF SELLER’S INCOME INTEREST TO SELL	ROYALTY RIGHT PRICE
[Composition] [Recording]

[Composition] [Recording]

[Composition] [Recording]

[Composition] [Recording]

[Composition] [Recording]

Please provide the additional Catalog Information for each Music Asset Title in the table set forth on Schedule One attached hereto.

[Signature page follows]

ACCEPTED AND AGREED:

[PURCHASER]	CODA SONGS LLC

By:	By:
An Authorized Signatory	An Authorized Signatory

Name:	Name:
Email:	Email:
Date:	Date:

SCHEDULE ONE

ADDITIONAL CATALOG INFORMATION

PURCHASE SCHEDULE #	DATED:

DETAIL REQUEST PER MUSIC ASSET (TEMPLATE HERE)

ISRC or ISWC

Recording Artist

Songwriter(s)

Release Year

Copyright Type

Income Interest Type

Original Assignor

Income Interest Term

Genre

Region

Third Party Music Payor (“TPMP”) (if applicable)

Accounting Schedule of TPMP (if applicable)

3-5 Years of Historical Quarterly Royalty Data

ADDITIONAL INFORMATION

Are there any unrecouped balances, rights to cross-collateralize, legal holds, suspensions, or other encumbrances on a Music Asset composition and/or recording? If yes, please provide details below.

Are there any contractual reversions associated with any of the Music Assets that would affect the Royalties? If yes, please provide details below.

If you own/control the copyright in those Music Assets, have you received a reversion or termination notice for any Music Asset copyright?

•  If yes or no, if available, please provide date of the original assignor’s original assignment of the copyright and any other subsequent assignments of the copyright by the original assignor.

EXHIBIT B

ASSIGNMENT OF INCOME INTERESTS

This ASSIGNMENT (“Assignment”), dated as of                        , 2023 (“Effective Date”), is made by and between Coda Songs LLC, a Delaware Limited Liability Company (“Assignor”), on the one hand, and Jukebox Co., a Delaware corporation (“JKBX”), and [PURCHASER], (“Assignee”), on the other hand. All capitalized terms used but not defined herein shall have the same meaning as attributed to them in the Purchase Agreement, dated as of [●], 2023 (as amended and modified from time to time, the “Purchase Agreement”), by and between Assignor, JKBX and Assignee

For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Purchase Agreement, the Assignor hereby irrevocably transfers, sells, and assigns to Assignee, its successors and assigns, for the life of the copyrights, all of Assignor’s worldwide right, title, and interest in and to the percentage share specified on the applicable Purchase Schedule of the applicable all monies, fees, royalties, revenues, amounts and sums of any kind or description payable or becoming payable to Assignor by any individual or entity anywhere in the Territory in respect of the use or exploitation of Music Assets set forth on the applicable Purchase Schedule. For the avoidance of doubt, such assigned rights, titles, and interests do not include any copyrights or administration and/or distribution rights in and to the Music Assets, and Assignee is only acquiring a passive income interest in the monies, royalties, and fees payable or becoming payable in respect of the Music Assets.

This assignment includes, without limitation, the exclusive right to collect, keep, and distribute all income, royalties, damages, and payments, if any, now or hereafter due or payable with respect to the Music Assets in Assignee’s sole discretion.

Assignor acknowledges and agrees that Assignee shall not and does not assume or undertake any obligation to satisfy, perform, pay, or discharge, to the extent not previously satisfied, performed, paid, or discharged prior this Assignment, liabilities or obligations of Assignor, if any relating in any way to the Music Assets. Any and all modifications and amendments made to this Assignment shall be enforceable only if written and signed by all parties hereto.

[Signature Page Follow]

IN WITNESS WHEREOF, the parties have executed this Assignment, effective as of this          day of                         , 2023.

ASSIGNOR:

By:
An Authorized Signatory
Name:

ACKNOWLEDGEMENT

STATE OF	)
).ss.:
COUNTY OF	)

On                             , 2023, before me, the undersigned, personally appeared,                             , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in                             .

Notary Public

ASSIGNEE:

[PURCHASER]

By:
Name:
Title:

EXHIBIT C

PAYMENT LETTER OF DIRECTION

Date:

[PAYOR NAME]

[ADDRESS]

Re: Letter of Direction for [RIGHTSHOLDER] (the “Rightsholder Name”)

Dear Ladies and Gentlemen:

1.)	Reference is made to that [TYPE OF DEAL] agreement dated [DATE] between [PAYOR] and the [Rightsholder Name] (the “Agreement”).

2.)

Please be advised that [Rightsholder Name] has entered into A Purchase Agreement (“APA”), dated as of [-], 2023 (the “Purchase Agreement”) with Jukebox, Co. (“JKBX”) and the purchasers from time to time party thereto (the “Purchasers”). Under the Purchaser Agreement, Purchasers shall be entitled to receive a percentage of [TBD] royalties, fees, and other monies generated by specific [compositions/recordings], regardless of when earned, due from [PAYOR] to [Rightsholder Name] under the Agreement with such percentages and [compositions/recordings] and the applicable Purchaser set forth on the attached Schedule One (“Purchaser Royalties”).

3.)

[Rightsholder Name] hereby requests and irrevocably authorizes [PAYOR], from and after [DATE] (the “Effective Date”) to pay all Purchaser Royalties and other monies otherwise payable to [X] under the Agreement, regardless of when earned, to the applicable Purchaser by [wire transfer/bank transfer/etc] into the bank account set forth below along with copies of all royalty statements rendered by [PAYOR] to [Rightsholder Name] via email to: [EMAIL].

[BANK ACCOUNT INFO]

4.)	All monies payable to Purchasers shall be payable in the same manner that such monies are otherwise payable to [Rightsholder Name].

5.)

[PAYOR]’s compliance with this authorization constitutes an accommodation to [Rightsholder Name alone. All payments to Purchasers shall constitute payment to [Rightsholder Name], and [PAYOR] shall have no liability by reason of erroneous payment or failure to comply with this authorization. [Rightsholder Name] will indemnify and hold [PAYOR] harmless against any claims asserted against you and any damages, losses or expenses [PAYOR] incurs by reason of any such payments or otherwise in connection with this authorization.

Sincerely,

[Rightsholder Name]

By:
An Authorized Signatory

Name:

EXHIBIT D

BILL OF SALE

This BILL OF SALE (“Bill of Sale”), dated as of                     , 2023 (“Effective Date”), is made by and between Coda Songs LLC, a Delaware Limited Liability Company (“Seller”) and Jukebox Co., a Delaware Corporation (“JKBX”) and [PURCHASER] (“Purchaser”). All capitalized terms used but not defined herein shall have the same meaning as attributed to them in the Purchase Agreement (as defined below).

Reference is made to the Purchase Agreement dated as of [-], 2023 (as amended and modified from time to time), (“Purchase Agreement”), by and between Seller, JKBX, and Purchaser. with Purchaser dated on or around the Effective Date. Under the Purchase Agreement, Seller has agreed to sell, assign, and transfer to Buyer the Royalty Rights as set forth on each specific Purchase Schedule. For good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions of the Agreement, the Seller agrees as follows:

1.)

Seller does sell, transfer, grant, and irrevocably assign and deliver to Purchaser, and Purchaser does accept from Seller, all of Seller’s right, title, and interest in and to the Royalty Rights as set forth in each specific Purchase Schedule, to have and to hold all of the Royalty Rights assigned, transferred, and conveyed to Purchaser, and its successors and assigns, for their own use and benefit forever.

2.)

Seller shall, upon Purchaser’s reasonable request, but without further consideration, execute, acknowledge, and deliver or cause to be executed, acknowledged, and delivered all such further transfers, conveyances, assignments, powers of attorney, and assurances, and take all such further actions, as reasonably may be required for effectively assuring, conveying, transferring, confirming, and vesting unto Purchaser of any of the Royalty Rights. The execution and delivery of any such additional documents or instruments shall not affect the validity of this Bill of Sale.

3.)

This Bill of Sale is binding on the Seller and Seller’s successors and assigns and shall inure to the benefit of the Purchaser and its successors and assigns. All representations, warranties, covenants, agreements, and indemnities contained in the Purchase Agreement shall survive the execution and delivery of this Bill of Sale and shall continue in full force and effect as provided in and to the extent set forth in the Purchase Agreement. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Bill of Sale, the terms of the Purchase Agreement shall govern. Further, this Bill of Sale has been executed pursuant to the Purchase Agreement and is subject to all terms and conditions therein.

4.)

This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the State of Delwarea.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Bill of Sale as of the Effective Date set forth above.

[PURCHASER]	CODA SONGS LLC

By:	By:
An Authorized Signatory	An Authorized Signatory

Name:	Name:
Email:	Email:
Date:	Date:

EXHIBIT E

DATA SHARING POLICY

[TBD]

PURCHASE SCHEDULE

PURCHASE SCHEDULE #1	DATED: November 5, 2023

Royalty Rights

% Of Seller’s Income Interest To Sell: 100% for all

Music Asset Title	Rights Type	APA price
All My Love	Sound Recording - Master	$199,713.86
All The Right Moves	Composition - Songwriter	$809,595.36
All The Right Moves	Sound Recording - Production	$147,602.26
Already Gone	Composition - Songwriter	$118,321.04
Apologize	Composition - Songwriter	$3,323,635.09
Apologize	Sound Recording - Production	$193,699.33
Be Together	Sound Recording - Master	$401,763.32
Best Day Of My Life	Composition - Songwriter	$716,683.06
Bleeding Love	Composition - Songwriter	$918,520.36
Bleeding Love	Sound Recording - Production	$177,546.32
Blow That Smoke	Sound Recording - Master	$249,780.49
Bonfire Heart	Composition - Songwriter	$184,005.28
Brighter Than The Sun	Composition - Songwriter	$91,580.32

Brighter Than The Sun	Sound Recording - Production	$48,946.28
Bubble Butt	Sound Recording - Master	$527,887.88
Burn	Composition - Songwriter	$769,477.47
Burn	Sound Recording - Production	$707.21
Buscando Huellas	Sound Recording - Master	$172,113.50
Connection	Sound Recording - Production	$90,426.24
Counting Stars	Composition - Songwriter	$5,617,677.66
Counting Stars	Sound Recording - Production	$289,281.90
Diplomatico	Sound Recording - Master	$310,435.74
Every Breaking Wave	Sound Recording - Production	$97,244.98
Everybody Loves Me	Composition - Songwriter	$276,170.17
Everybody Loves Me	Sound Recording - Production	$389.19
Faith	Sound Recording - Production	$21,640.95
Feel Again	Composition - Songwriter	$94,293.84
Get Free	Sound Recording - Master	$574,965.39

Ghost	Composition - Songwriter	$298,984.11
Ghost	Sound Recording - Production	$39,152.66
Good Life	Composition - Songwriter	$258,208.91
Good Life	Sound Recording - Production	$83,373.42
Halo	Composition - Songwriter	$1,298,824.91
Halo	Sound Recording - Production	$606,669.80
Happier	Composition - Songwriter	$1,171,412.73
I Lived	Composition - Songwriter	$450,512.31
I Lived	Sound Recording - Production	$160,397.83
I Want You To Know	Composition - Songwriter	$177,033.75
If I Lose Myself	Composition - Songwriter	$873,174.70
If I Lose Myself	Sound Recording - Production	$82,526.05
Kids	Composition - Songwriter	$287,079.77
Know No Better	Sound Recording - Master	$933,056.14
Lean On	Sound Recording - Master	$4,381,032.77
Let’s Hurt Tonight	Composition - Songwriter	$104,690.84

Light It Up	Sound Recording - Master	$2,013,120.12
Lonely	Composition - Songwriter	$109,084.45
Love Runs Out	Composition - Songwriter	$471,423.03
Love Runs Out	Sound Recording - Production	$168,253.26
Love Somebody	Composition - Songwriter	$94,321.66
Love Somebody	Sound Recording - Production	$40,341.80
Make It Hot	Sound Recording - Master	$210,107.34
Maps	Composition - Songwriter	$167,773.65
Maps	Sound Recording - Production	$168,973.58
No Vacancy	Composition - Songwriter	$170,774.83
Particula	Sound Recording - Master	$392,302.95
Particular Taste	Composition - Songwriter	$21,126.72
Particular Taste	Sound Recording - Production	$138.69
Powerful	Sound Recording - Master	$1,309,098.71
Remedy	Composition - Songwriter	$82,712.24
Remedy	Sound Recording - Production	$93,132.60

Rich Love	Composition - Songwriter	$185,866.77
Rumour Has It	Composition - Songwriter	$328,039.06
Rumour Has It	Sound Recording - Production	$274,349.84
Run Up	Sound Recording - Master	$636,163.23
Secrets	Composition - Songwriter	$1,691,514.98
Secrets	Sound Recording - Production	$123,477.20
So Good	Composition - Songwriter	$57,657.53
So Good	Sound Recording - Production	$2,275.66
Something I Need	Composition - Songwriter	$204,950.19
Song For Someone	Sound Recording - Production	$148,983.99
Stop And Stare	Composition - Songwriter	$648,663.40
Stop And Stare	Sound Recording - Production	$129,492.03
Stranger Things	Composition - Songwriter	$44,529.83
Sua Cara	Sound Recording - Master	$548,316.59
Sucker	Composition - Songwriter	$2,481,986.70
Sucker	Sound Recording - Production	$332,230.39

Titans	Sound Recording - Master	$619,516.40
Turning Tables	Composition - Songwriter	$194,031.57
Watch Out For This (Bumaye)	Sound Recording - Master	$616,344.87
Welcome To New York	Sound Recording - Production	$40,320.10
Wherever I Go	Composition - Songwriter	$179,585.76
Wings	Composition - Songwriter	$213,200.25
Wings	Sound Recording - Production	$55,808.06
XO	Composition - Songwriter	$97,455.23
XO	Sound Recording - Production	$32,041.89
Deep Water	Composition - Songwriter	$59,321.50
I’m Born To Run	Composition - Songwriter	$139,525.86
Too Original	Sound Recording - Master	$291,422.63
Bonfire Heart	Sound Recording - Production	$79,545.62
Already Gone	Sound Recording - Production	$34,367.91
Connection	Composition - Songwriter	$58,284.54
Feel Again	Sound Recording - Production	$18,352.08
Kids	Sound Recording - Production	$63,483.74
Let’s Hurt Tonight	Sound Recording - Production	$45,100.88
No Vacancy	Sound Recording - Production	$29,148.29
Rich Love	Sound Recording - Production	$12,095.07
Something I Need	Sound Recording - Production	$18,085.84
Wherever I Go	Sound Recording - Production	$61,919.21

Please provide the additional Catalog Information for each Music Asset Title in the table set forth on Schedule One attached hereto.

[Signature page follows]

ACCEPTED AND AGREED:

JUKEBOX HITS VOL. 1 LLC		CODA SONGS LLC

By:	/s/ Sam Thacker	By:	/s/ John Chapman
	An Authorized Signatory		An Authorized Signatory
Name:	Sam Thacker	Name:	John Chapman
Email:	[*****]	Email:	[*****]
Date:	November 5, 2023	Date:	November 5, 2023

SCHEDULE ONE

ADDITIONAL CATALOG INFORMATION

PURCHASE SCHEDULE #1	DATED: November 5, 2023

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
All My Love	2011	Pop, Dance/Electronic	QMUY41500008		Ariana Grande, Ella Yelich O’Connor, Philip Meckseper, Karen Ørsted, Boaz De Jong, Thomas Wesley Pentz	Major Lazer, Ariana Grande	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

All The Right Moves	2009	Pop		T-903.763.458-5	Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

All The Right Moves	2009	Pop	USUM70984099		Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Already Gone	2009	Pop		T-902.529.322-5	Kelly Clarkson, Ryan Tedder	Kelly Clarkson	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Already Gone	2009	Pop	GBCTA0900011		Kelly Clarkson, Ryan Tedder	Kelly Clarkson	Sound Recording - Production	Neighboring Rights, Royalty Participant, Digital Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Apologize	2007	Pop		T-072.432.423-5	Timbaland, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Apologize	2007	Pop	USUM70757102		Timbaland, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Be Together	2015	Dance/Electronic, Indie	QMUY42200101		Andrew Swanson, Elliot Bergman, Natalie Bergman, Thomas Wesley Pentz	Major Lazer, Wild Belle	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Best Day Of My Life	2013	Alternative, Rock		T-913.104.314-6	Aaron Accetta, Michael Goodman, Zac Barnett, Matt Sanchez, James Adam Shelley, Dave Rublin	American Authors	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Bleeding Love	2007	Pop		T-901.046.470-7	Jesse McCartney, Ryan Tedder	Leona Lewis	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Bleeding Love	2007	Pop	GBHMU0700049		Jesse McCartney, Ryan Tedder	Leona Lewis	Sound Recording - Production	Neighboring Rights, Royalty Participant, Digital Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Blow That Smoke	2018	Dance/Electronic	QMUY41800145		Philip Meckseper, Ludvig Söderberg, Ebba Tove Elsa Nilsson, Jakob Jerlström, Sibel, Clément Picard, Maxime Picard, Thomas Wesley Pentz	Major Lazer, Tove Lo	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Bonfire Heart	2013	Pop		T-910.862.441-5	James Blunt, Ryan Tedder	James Blunt	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Bonfire Heart	2013	Pop	GBAHS1300301		James Blunt, Ryan Tedder	James Blunt	Sound Recording - Production	Royalty Participant	Life of Copyright	Worldwide

Brighter Than The Sun	2011	Pop		T-905.664.845-4	Colbie Caillat, Ryan Tedder	Colbie Caillat	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Brighter Than The Sun	2011	Pop	USUM71103756		Colbie Caillat, Ryan Tedder	Colbie Caillat	Sound Recording - Production	Neighboring Rights, Royalty Participant, Digital Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Bubble Butt	2013	Dance/Electronic	US38W1229212		Izana Davis, Valentino Khan, Michael Ray Nguyen- Stevenson, Peter Gene Hernandez, David Taylor, Thomas Wesley Pentz	Major Lazer, Bruno Mars, Tyga, Mystic	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Burn	2012	Pop		T-910.992.696-7	Elena Goulding, Greg Kurstin, Noel Zancanella, Ryan Tedder	Ellie Goulding	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Burn	2012	Pop	GBUM71303482		Elena Goulding, Greg Kurstin, Noel Zancanella, Ryan Tedder	Ellie Goulding	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Buscando Huellas	2017	Dance/Electronic	QMUY41700059		Sean Paul, J Balvin, Thomas Wesley Pentz	Major Lazer, J Balvin, Sean Paul	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Connection	2018	Pop		T-925.619.225-3	Noel Zancanella, Jacob Kasher, Kevin Fisher, Zach Skelton, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Connection	2018	Pop	USUM71808832		Noel Zancanella, Jacob Kasher, Kevin Fisher, Zach Skelton, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Counting Stars	2013	Pop		T-909.860.014-7	Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Counting Stars	2013	Pop	USUM71301306		Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Deep Water	2018	Alternative, Rock		T-924.063.304-9	Trent Dabbs, Cason Cooley, Zac Barnett, Matt Sanchez, James Adam Shelley, Dave Rublin	American Authors	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Diplomatico	2018	Dance/Electronic	QMUY42100007		Eric Alberto- Lopez, Jean Carlos Santiago Perez, Thomas Wesley Pentz	Major Lazer, Guaynaa, Diplo	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Every Breaking Wave	2014	Pop, Rock	GBUM71404673		Bono, Larry Mullen Jr., The Edge, Adam Clayton, Ryan Tedder	U2	Sound Recording - Production	Royalty Participant, Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Everybody Loves Me	2009	Pop		T-903.248.094-7	Brent Kutzle, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Everybody Loves Me	2009	Pop	USUM70974275		Brent Kutzle, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Faith	2016	Pop, R&B	USQ4E1602392		Brent Kutzle, Francis Starlite, Stevie Wonder, Benny Blanco, Ryan Tedder	Stevie Wonder	Sound Recording - Production	Royalty Participant	Life of Copyright	Worldwide

Feel Again	2012	Pop		T-908 996 588-8	Noel Zancanella, Brent Kutzle, Drew Brown, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Feel Again	2012	Pop	USUM71209505		Noel Zancanella, Brent Kutzle, Drew Brown, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Get Free	2012	Dance/Electronic	US38W1229203		Amber Coffman, Thomas Wesley Pentz	Major Lazer, Amber Coffman	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Ghost	2014	Pop, R&B		T-300.440.360-1	Noel Zancanella, Ester Dean, Ella Henderson, Ryan Tedder	Ella Henderson	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Ghost	2014	Pop, R&B	GBHMU1400029		Noel Zancanella, Ester Dean, Ella Henderson, Ryan Tedder	Ella Henderson	Sound Recording - Production	Royalty Participant, Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Good Life	2009	Pop		T-904.822.524-7	Noel Zancanella, Brent Kutzle, Eddie Fisher, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Good Life	2009	Pop	USUM70999110		Noel Zancanella, Brent Kutzle, Eddie Fisher, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Halo	2008	Pop, R&B		T-901.559.781-6	Evan Kidd Bogart, Beyoncé Knowles, Ryan Tedder	Beyoncé	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Halo	2008	Pop, R&B	USSM10804556		Evan Kidd Bogart, Beyoncé Knowles, Ryan Tedder	Beyoncé	Sound Recording - Production	Royalty Participant, Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Happier	2017	Pop		T-928.114.981-3	Ed Sheeran, Benjamin Levin, Ryan Tedder	Ed Sheeran	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

I Lived	2013	Pop		T-910.023.302-1	Noel Zancanella, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

I Lived	2013	Pop	USUM71301307		Noel Zancanella, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

I Want You To Know	2015	Dance/Electronic		T-315.646.161-5	Mr. Franks, Kevin Nicholas Drew, Anton Zaslavski, Ryan Tedder	Zedd, Selena Gomez	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

I’m Born to Run	2016	Rock, Alternative		T-923.166.200-3	Zac Barnett, Matt Sanchez, James Adam Shelley, Dave Rublin, Kevin Fisher	American Authors	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
If I Lose Myself	2013	Pop		T-910.555.134-6	Brent Kutzle, Zach Filkins, Benny Blanco, Alessandro Lindblad, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

If I Lose Myself	2013	Pop	USUM71303190		Brent Kutzle, Zach Filkins, Benny Blanco, Alessandro Lindblad, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Kids	2016	Pop		T-920.106.767-6	Brent Kutzle, Steve Wilnot, Brandon Collins, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Kids	2016	Pop	USUM71608630		Brent Kutzle, Steve Wilnot, Brandon Collins, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Know No Better	2017	Dance/Electronic	QMUY41700058		Brittany Hazard, Camila Cabello, Jacques Webster, Quavious Marshall, Henry Allen, Thomas Wesley Pentz	Major Lazer, Travis Scott, Camila Cabello, Quavo	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Lean On	2015	Dance/Electronic	QMUY41500131		Philip Meckseper, Karen Ørsted, Steve Guess, William Grigahcine, Thomas Wesley Pentz	Major Lazer, MØ, DJ Snake	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Let’s Hurt Tonight	2016	Pop		T-920.525.277-3	Noel Zancanella, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Light It Up	2015	Dance/Electronic	QMUY41500182		Philip Meckseper, David Alexander Malcom, Nailah Thorbourne, Sidney Swift, T-Baby, Thomas Wesley Pentz	Major Lazer, Nyla	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Lonely	2019	Pop, Dance/Electronic		T-929.949.638-1	Philip Meckseper, Henry Allen, Joe Jonas, Nick Jonas, Thomas Wesley Pentz, Ryan Tedder	Diplo, Jonas Brothers	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Love Runs Out	2014	Pop		T-914.190.918-4	Brent Kutzle, Drew Brown, Eddie Fisher, Zach Filkins, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Love Runs Out	2014	Pop	USUM71404631		Brent Kutzle, Drew Brown, Eddie Fisher, Zach Filkins, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Love Somebody	2012	Pop		T-911.798.013-9	Noel Zancanella, Nathaniel Motte, Adam Levine, Ryan Tedder	Maroon 5	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Love Somebody	2012	Pop	USUM71204774		Noel Zancanella, Nathaniel Motte, Adam Levine, Ryan Tedder	Maroon 5	Sound Recording - Production	Royalty Participant, Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Make It Hot	2019	Dance/Electronic	QMUY41900102		Boaz De Jong, Nija Charles, Justin Rafael Quiles Rivera, Robin Francesco, Larissa de Macedo Machado, Thomas Wesley Pentz	Major Lazer, Diplo, Anitta	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Maps	2014	Pop		T-914.188.769-6	Noel Zancanella, Benny Blanco, Adam Levine, Ammar Malik, Ryan Tedder	Maroon 5	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Maps	2014	Pop	USUM71407116		Noel Zancanella, Benny Blanco, Adam Levine, Ammar Malik, Ryan Tedder	Maroon 5	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
No Vacancy	2017	Pop		T-921.962.366-2	Andrés Torres, Mauricio Rengifo, Tor Erik Hermansen, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

No Vacancy	2017	Pop	USUM71703399		Andrés Torres, Mauricio Rengifo, Tor Erik Hermansen, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Particula	2017	Dance/Electronic	QMUY41700060		Thomas Wesley Pentz	Major Lazer, Nasty C, DJ Maphorisa, Ice Prince, Jidenna, Patoranking	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Particular Taste	2018	Pop		T-925.712.589-6	Zach Skelton, Shawn Mendes, Ryan Tedder	Shawn Mendes	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Particular Taste	2018	Pop	USUM71804958		Zach Skelton, Shawn Mendes, Ryan Tedder	Shawn Mendes	Sound Recording - Production	Royalty Participant, Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Powerful	2015	Dance/Electronic	QMUY41500013		Clément Picard, Maxime Picard, Ilsey Juber, Fransisca Hall, Omar Riley, Thomas Wesley Pentz	Major Lazer, Ellie Goulding, Tarrus Riley	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Remedy	2015	Pop		T-918.072.389-1	Adele Adkins, Ryan Tedder	Adele	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Remedy	2015	Pop	GBBKS1500218		Adele Adkins, Ryan Tedder	Adele	Sound Recording - Production	Royalty Participant, Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Rich Love	2017	Pop		T-318.835.783-3	Brent Kutzle, Espen Berg, Simen Eriksrud, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Rich Love	2017	Pop	USUM71705541		Brent Kutzle, Espen Berg, Simen Eriksrud, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Rumour Has It	2011	Pop		T-905.686.159-7	Adele Adkins, Ryan Tedder	Adele	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Rumour Has It	2011	Pop	GBBKS1000349		Adele Adkins, Ryan Tedder	Adele	Sound Recording - Production	Royalty Participant, Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Run Up	2014	Dance/Electronic	QMUY41600121		Philip Meckseper, Benjamin Levin, Tor Erik Hermansen, Jahron Brathwaite, Mikkel Eriksen, Onika Maraj, Thomas Wesley Pentz	Major Lazer, Nicki Minaj, PARTYNEX TDOOR	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Secrets	2009	Pop		T-903.595.073-3	Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Secrets	2009	Pop	USUM70985644		Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

So Good	2012	Hip-Hop/Rap, Pop		T-911.556.615-9	Brent Kutzle, Bobby Ray Simmons, Ryan Tedder	B.o.B	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
So Good	2012	Hip-Hop/Rap, Pop	USAT21200255		Brent Kutzle, Bobby Ray Simmons, Ryan Tedder	B.o.B	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Something I Need	2013	Pop		T-925.425.512-4	Benny Blanco, Ryan Tedder	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Something I Need	2013	Pop	USUM71301310		Benny Blanco, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Song For Someone	2014	Rock, Pop	GBUM71404682		Bono, Larry Mullen Jr., The Edge, Adam Clayton, Ryan Tedder	U2	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Stop And Stare	2007	Pop		T-072.436.104-9	Zach Filkins, Andrew Brown, Tim Myers, Ryan Tedder, Eddie Fisher	OneRepublic	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Stop And Stare	2007	Pop	USUM70758804		Zach Filkins, Andrew Brown, Tim Myers, Ryan Tedder, Eddie Fisher	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Stranger Things	2018	Dance/Electronic, Pop		T-922.987.393-2	Casey Smith, Kyrre Gørvell- Dahll, Ryan Tedder	Kygo, OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Sua Cara	2017	Dance/Electronic	QMUY41700062		Boaz De Jong, Larissa de Macedo Machado, Arthur Magno Simoes Marques, Giordan Ashurf, Jefferson Junior, Pablo Luiz Bispo, Rashid Badloe, Rodrigo Pereira Vilela Antunes, Shareef Badloe, Umberto Tavares, Thomas Wesley Pentz	Major Lazer, Anitta, Pabllo Vittar	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Sucker	2019	Pop		T-912.839.114-0	Joe Jonas, Nick Jonas, Frank Dukes, Louis Bell, Homer Steinweiss, Kevin Jonas, Mustafa Ahmed, Ryan Tedder	Jonas Brothers	Composition - Songwriter	Mechanical, Public Performance, Sync, Other	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Sucker	2019	Pop	USUG11900515		Joe Jonas, Nick Jonas, Frank Dukes, Louis Bell, Homer Steinweiss, Kevin Jonas, Mustafa Ahmed, Ryan Tedder	Jonas Brothers	Sound Recording - Production	Royalty Participant, Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Titans	2018	Dance/Electronic	QMUY42100008		Philip Meckseper, Boaz De Jong, Sia Furler, Johnny Goldstein, Timothy Mckenzie, Thomas Wesley Pentz	Major Lazer, Sia, Labrinth, Diplo	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Too Original	2015	Dance/Electronic	QMUY41500011		Philip Meckseper, Ellinor Olovsdotter, Joelle Clark, Tommy Tysper, Thomas Wesley Pentz	Major Lazer, Elliphant, Jovi Rockwell	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Turning Tables	2011	Pop		T-905.686.160-0	Adele Adkins, Chris Elliott, Ryan Tedder	Adele	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Watch Out For This (Bumaye)	2013	Dance/Electronic	US38W1229208		Reanno Gordon, Rubén Blades, Thomas Goethals, Thomas Wesley Pentz	Major Lazer, Busy Signal, The Flexican, FS Green	Sound Recording - Master	Sales, Sync, Other, Digital Performance	Life of Copyright	Worldwide

Welcome To New York	2014	Pop	USCJY1431299		Taylor Swift, Ryan Tedder	Taylor Swift	Sound Recording - Production	Royalty Participant , Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Wherever I Go	2016	Pop		T-919.126.860-7	Noel Zancanella, Brent Kutzle, Ryan Tedder	OneRepublic	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Wherever I Go	2016	Pop	USUM71603851		Noel Zancanella, Brent Kutzle, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Music Asset Title	Release Date	Genre	ISRC	ISWC	Songwriter(s)	Recording Artist	Rights Type	Income Interest Type	Term	Region
Wings	2013	Pop		T-909.965.093-8	Chrishan, Jasmine Van Den Bogaerde, Ryan Tedder	Birdy	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

Wings	2013	Pop	GBAHS1300286		Chrishan, Jasmine Van Den Bogaerde, Ryan Tedder	Birdy	Sound Recording - Production	Royalty Participant, Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

XO	2013	Pop, R&B		T-915.679.572-1	Beyoncé Knowles, Terius Nash, Ryan Tedder	Beyoncé	Composition - Songwriter	Public Performance	Life of Copyright	Worldwide

XO	2013	Pop, R&B	USSM11307807		Beyoncé Knowles, Terius Nash, Ryan Tedder	Beyoncé	Sound Recording - Production	Royalty Participant, Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

Let’s Hurt Tonight	2016	Pop			Noel Zancanella, Ryan Tedder	OneRepublic	Sound Recording - Production	Neighboring Rights, Digital Performance	Life of Copyright	Worldwide

ADDITIONAL INFORMATION

Are there any unrecouped balances, rights to cross-collateralize, legal holds, suspensions, or other encumbrances on a Music Asset composition and/or recording? If yes, please provide details below.

No

Are there any contractual reversions associated with any of the Music Assets that would affect the Royalties? If yes, please provide details below.

No

If you own/control the copyright in those Music Assets, have you received a reversion or termination notice for any Music Asset copyright?

• If yes or no, if available, please provide date of the original assignor’s original assignment of the copyright and any other subsequent assignments of the copyright by the original assignor.

No